Universal Technical Institute

Fiscal 2021 Guidance and Non-GAAP Reconciliation Schedules Summary

May 6, 2021


Jeep
MERCURY
YAMAHA
Ford
MOTOR
HARLEY-DAVIDSON
CYCLES

FY 2021 Guidance

FY 2021 performance projected to drive double-digit expansion on both top and bottom line



New Student Start Growth (Decline)1
11.5%
(2.4)%
10%-15%
2019
2020
2021



Revenue Growth (Decline)
4.6%
(9.3)%
10%-15%
2019
2020
2021



Adjusted EBITDA2 ($M)
$17.0
$14.0
$30 - $35
2019
2020
2021



Adjusted Net Income2 ($M)
$(1.6)
$2.5
$14-$19
2019
2020
2021



Adjusted Free Cash Flow2,3 ($M)
$20.7
$4.3
$20 - $25
2019
2020
2021

[1] Excludes Norwood, MA starts in FY 2019. There are no starts in Norwood, MA in FY 2020 or FY 2021.
[2] For a detailed reconciliation of Non-GAAP measures, see the Appendix.
[3] FY 2020 includes $9.3 million of capex. FY 2021 assumes $15 to $20 million of capex which includes incremental investments for welding programs, online curriculum enhancements, and campus optimization efforts.

Adjusted EBITDA Reconciliation

($ in thousands)

	Guidance Midpoint 12 Mos. 9/30/21	Actual 12 Mos. 9/30/20	Actual 12 Mos. 9/30/19
Net Income (Loss)	~$13,000	$8,008	($7,868)
Interest (income) expense, net	~(100)	(1,142)	1,729
Income tax (benefit) expense	~600	(10,602)	203
Depreciation and amortization	~15,000	13,150	17,291
EBITDA	~$28,500	$9,414	$11,355
Acquisition-related costs(1)	~1,500	–	–
New campus implementation costs(2)	~2,500	–	–
Severance expense due to CEO transition(3)	–	1,531	–
Norwood, MA Campus EBITDA(4)	–	3,005	(51)
Net restructuring charge for Norwood, MA campus exit(4)	–	–	1,433
Non-recurring consulting fees for transformation initiative(5)	–	–	4,224
Adjusted EBITDA, non-GAAP	~$32,500	$13,950	$16,961
FY2021 Guidance Range	**$30,000 - $35,000**		

(1) Estimated costs related to both announced and potential acquisition targets

(2) Estimated expenses for implementation of the planned new campuses in Austin, TX and Miami, FL which are planned to launch in Q2 and Q4 FY2022, respectively

(3) In October 2019, we announced the retirement of our former President and Chief Executive Officer, Kimberly J. McWaters. During fiscal 2020, we incurred a total charge of $1.5 million, in accordance with Ms. McWaters' Retirement Agreement and Release of Claims, dated October 31, 2019.

(4) The Norwood, MA exit was announced in February 2019. As a result, we incurred a $1.4 million restructuring charge during fiscal 2019. The previously enrolled students completed their programs and the campus closed on July 31, 2020.

(5) The consulting services in fiscal 2018 covered marketing, admissions, future student processing, retention and cost savings initiatives related to our 2018 transformation plan. In October 2018, we terminated our agreement with the consultant and paid a termination fee.

Adjusted Net Income (Loss) Reconciliation

($ in thousands)

	Guidance Midpoint 12 Mos. 9/30/21	Actual 12 Mos. 9/30/20	Actual 12 Mos. 9/30/19
Net Income (Loss)	~$13,000	$8,008	$ (7,868)
Income tax (benefit) expense	~600	(10,602)	203
Income (Loss) before income taxes	~13,600	(2,594)	(7,665)
Acquisition-related costs(1)	~1,500	-	-
New campus implementation costs(2)	~2,500	-	-
Severance expense due to CEO transition(3)	-	1,531	-
Non-recurring consulting fees for transformation initiative (4)	-	-	4,224
Net restructuring charge for Norwood, MA campus exit(5)	-	-	1,433
Norwood, MA campus operating loss(5)	-	3,272	419
Adjusted (loss) income before income taxes	~17,600	2,209	(1,589)
Income tax effect: benefit (expense) (6)	~(800)	258	(41)
Adjusted income (loss) from operations, non-GAAP	~$16,800	$2,467	$ (1,630)
FY2021 Guidance Range	**$14,000-$19,000**		

(1) Estimated costs related to both announced and potential acquisition targets

(2) Estimated expenses for implementation of the planned new campuses in Austin, TX and Miami, FL which are planned to launch in Q2 and Q4 FY2022, respectively

(3) On October 21, 2019, we announced the retirement of our President and Chief Executive Officer, Kimberly J. McWaters, effective October 31, 2019. During the three months ended December 31, 2019 we incurred a total charge of $1.5 million, in accordance with Ms. McWaters' Retirement Agreement and Release of Claims, dated October 31, 2019.

(4) The consulting services in fiscal 2018 covered marketing, admissions, future student processing, retention and cost savings initiatives related to our 2018 transformation plan. In October 2018, we terminated our agreement with the consultant and paid a termination fee.

(5) The Norwood, MA exit was announced in February 2019. As a result, we incurred a $1.4 million restructuring charge during fiscal 2019. The previously enrolled students completed their programs and the campus closed on July 31, 2020.

(6) An estimated GAAP effective tax rate has been used to compute adjusted net (loss) income for FY 2021

Adjusted Free Cash Flow Reconciliation

($ in thousands)

UNIVERSAL TECHNICAL INSTITUTE

	Guidance Midpoint 12 Mos. 9/30/21	Actual 12 Mos. 9/30/20	Actual 12 Mos. 9/30/19
Cash flow provided by (used in) operating activities, as reported	~$42,500	$ 11,032	$ 21,746
Purchase of property and equipment	~(73,500)	(9,262)	(6,453)
Free Cash Flow, non-GAAP	(31,000)	1,770	15,293
Acquisition-related costs(1)	~1,500	-	-
New campus implementation costs(2)	~2,500	-	-
New campus capital expenditures(2)	~11,000	-	-
Purchase of Avondale, Arizona campus(3)	45,240	-	-
Income tax refund related to CARES tax benefit(4)	(7,030)	(4,220)	-
Severance payments due to CEO transition(5)	300	1,218	-
Cash outflow associated with Norwood, MA campus operating activities(6)	-	1,302	104
Cash outflow associated with Norwood, MA restructuring(6)	-	-	1,362
Non-recurring consulting fees for transformation initiative(7)	-	-	3,950
Adjusted Free Cash Flow, non-GAAP	~$22,500	$70	$20,709
FY2021 Guidance Range	**$20,000 - $25,000**		

(1) Estimated costs related to both announced and potential acquisition targets
(2) Estimated expenses for implementation of the planned new campuses in Austin, TX and Miami, FL which are planned to launch in Q2 and Q4 FY2022, respectively
(3) In December 2020, we purchased our Avondale, Arizona campus for approximately $45.2 million.
(4) Income tax refunds received as a result of recording an income tax benefit from the CARES Act in 2020
(5) In October 2019, we announced the retirement of our former President and Chief Executive Officer, Kimberly J. McWaters. During fiscal 2020, we paid severance of approximately $1.2 million, in accordance with Ms. McWaters' Retirement Agreement and Release of Claims, dated October 31, 2019. We anticipate paying approximately $0.3 in remaining severance during fiscal 2021.
(6) The Norwood, MA exit was announced in February 2019. As a result, we paid $1.4 million in restructuring related charges during fiscal 2019. The previously enrolled students completed their programs and the campus closed on July 31, 2020.
(7) The consulting services in fiscal 2018 covered marketing, admissions, future student processing, retention and cost savings initiatives related to our 2018 transformation plan. In October 2018, we terminated our agreement with the consultant and paid a termination fee.

Use of Non-GAAP Financial Information

This presentation contains non-GAAP (Generally Accepted Accounting Principles) financial measures, which are intended to supplement, but not substitute for, the most directly comparable GAAP measures. Management chooses to disclose to investors these non-GAAP financial measures because they provide an additional analytical tool to clarify the results from operations and help to identify underlying trends. Additionally, such measures help compare the company's performance on a consistent basis across time periods. Management defines EBITDA as net income (loss) before interest expense, interest income, income taxes, depreciation, amortization. Management defines adjusted EBITDA as net income (loss) before interest expense, interest income, income taxes, depreciation, amortization and adjusted for items not considered as part of the company's normal recurring operations. Management defines adjusted net income (loss) as net income (loss), adjusted for items that affect trends in underlying performance from year to year and are not considered normal recurring operations, including the income tax effect on the adjustments utilizing the effective tax rate. Management defines adjusted free cash flow as net cash provided by (used in) operating activities less capital expenditures, adjusted for items not considered as part of the company's normal recurring operations. Management chooses to disclose any campus adjustments as direct costs (net of any corporate allocations). Management utilizes adjusted figures as performance measures internally for operating decisions, strategic planning, annual budgeting and forecasting. For the periods presented, this includes acquisition-related costs for both announced and potential acquisitions, costs related to the purchase of our Avondale, Arizona campus, the income tax benefit recorded as a result of the CARES Act, consulting fees incurred as part of the company's transformation initiative, severance costs related to our CEO transition, start-up costs related to the Bloomfield, NJ campus, and costs related to the teach-out and closure of the Norwood, MA campus. To obtain a complete understanding of the company's performance, these measures should be examined in connection with net income (loss) and net cash provided by (used in) operating activities, determined in accordance with GAAP, as presented in the financial statements and notes thereto included in the annual and quarterly filings with the Securities and Exchange Commission. Since the items excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be an alternative to net income (loss) or net cash provided by (used in) operating activities as a measure of the company's operating performance or liquidity. Exclusion of items in the non-GAAP presentation should not be construed as an inference that these items are unusual, infrequent or non-recurring. Other companies, including other companies in the education industry, may calculate non-GAAP financial measures differently than UTI does, limiting their usefulness as a comparative measure across companies. A reconciliation of the historical non-GAAP financial measures to the most directly comparable GAAP measures is included in the following slides.

Information reconciling forward-looking adjusted EBITDA, adjusted net income and adjusted free cash flow to the most directly comparable GAAP financial measure is unavailable to the company without unreasonable effort. The company is not able to provide a quantitative reconciliation of adjusted EBITDA, adjusted net income or adjusted free cash flow to the most directly comparable GAAP financial measure because certain items required for such reconciliation are uncertain, outside of the company's control and/or cannot be reasonably predicted, including but not limited to the provision for (benefit from) income taxes. Preparation of such reconciliation would require a forward-looking statement of income and statement of cash flows prepared in accordance with GAAP, and such forward-looking financial statements are unavailable to the company without unreasonable effort.

UNIVERSAL TECHNICAL INSTITUTE